EXHIBIT 5.1

[KUMMER KAEMPFER BONNER & RENSHAW LETTERHEAD]

March 17, 2005

VendingData Corporation

6830 Spencer Street

Las Vegas, Nevada 89119

Attention: Board of Directors

Re:	VendingData Corporation

Registration Statement on Form S-3

Ladies and Gentlemen:

As counsel to VendingData Corporation, a Nevada corporation (the “Company”), we are rendering this opinion in connection with the registration by the Company of 3,636,353 shares (the “Shares”) of the Company’s common stock, $0.001 par value, and the proposed sale thereof.

We have examined all instruments, documents and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We have also assumed that, upon the approval by the Company’s stockholders and the filing with the Nevada Secretary of State of an amendment to the Company’s articles of incorporation increasing the number of authorized shares of the Company’s common stock, a sufficient number of shares of common stock will be authorized and available for issuance of the Shares. With respect to matters of fact relevant to our opinion as set forth below, we have relied upon representations made by the Company in documents examined by us and representations of officers of the Company. We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinion set forth below.

Based on such examination and subject to the limitations hereinabove provided, we are of the opinion that, under the laws of the State of Nevada and under the Company’s articles of incorporation and bylaws, as amended, the Company had the full power and authority to issue the Shares and that such Shares are validly authorized, legally issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while this registration statement is in effect. The foregoing opinion is limited to the Nevada Revised Statutes of the State of Nevada.

We hereby consent to the filing of the foregoing opinion as an exhibit to the above-referenced registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), and to the use of our firm name under the caption “Legal Matters” in such registration statement. In giving the opinion set forth in this letter, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Kummer Kaempfer Bonner & Renshaw

KUMMER KAEMPFER BONNER & RENSHAW